                                                                     EXHIBIT 4.5



        THIS WARRANT CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (1) UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE OR (2) IN VIOLATION OF THE PROVISIONS OF THIS WARRANT CERTIFICATE.

                                                                    324 Warrants

                          WOMEN FIRST HEALTHCARE, INC.

                               WARRANT CERTIFICATE

               This warrant certificate ("Warrant Certificate") certifies that for value received Stephen R. Goldenberg or registered assigns (the "Holder") is the owner of the number of warrants specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of Women First HealthCare, Inc., a Delaware corporation (the "Company") (subject to adjustment as hereinafter provided), for the Purchase Price (defined in Paragraph 1 below) in lawful money of the United States of America (subject to adjustment as hereinafter provided).

        1.     Warrant; Purchase Price

               Each Warrant initially shall entitle the Holder to purchase one share of Common Stock of the Company, and the purchase price payable upon exercise of the Warrant (the "Purchase Price") shall be equal to the first to occur of: (i) the initial per share public offering (an "Initial Public Offering") price (before any underwriters' discount or commissions) of the Company's Common Stock less 15%; (ii) the per share Common Stock price, before any discounts or commissions, (or implied equivalent per share Common Stock price) in the next private placement (a "Private Placement") of the Company's Common Stock or securities convertible into Common Stock in excess of $1,000,000 gross proceeds to the Company, if an Initial Public Offering should not occur prior to the completion of the Company's next such Private Placement occurring after the Issuance Date; or (iii) $9.84 per share if such an Initial Public Offering or Private Placement shall not have been completed after the Issuance Date and prior to the first anniversary of the Issuance Date. Such Purchase Price shall apply to the purchase of each share. The Purchase Price and number of shares of Common Stock issuable upon exercise of the Warrant are subject to adjustment as provided in Article 6 hereof. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

        2.     Exercise; Expiration Date; No Fractional Shares

               2.1. The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time (i) after the first to occur of (a) 180 days following the completion of the Company's Initial Public Offering or (b) the first anniversary of the Issuance Date, and (ii) on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of the Purchase Price. In the case of exercise of less than all of the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

               2.2. The term "Expiration Date" shall mean 5:00 p.m. New York time on March 18, 2004, or if such day shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close (a "business day").

               2.3. No fractional shares shall be issued upon exercise or conversion (in whole or in part) of the Warrants and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment to the Holder for any such rounded fractional shares. Whether or not fractional shares result from such exercise shall be determined on the basis of the total number of Warrants the holder is at the time exercising or converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate exercise or conversion.

        3.     Registration and Transfer on Company Books

               3.1. The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

               3.2. Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

        4.     Reservation of Shares

               The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall, upon issuance in accordance with the terms hereof, be duly and validly issued and fully paid and nonassessable and free from all liens and encumbrances, and that upon issuance the Company shall use its commercially reasonable efforts to cause such shares to be listed on each national securities exchange, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

        5.     Loss or Mutilation

               Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrant Shares.

        6. Adjustment of Purchase Price and Number of Shares Deliverable; Reorganizations and Recapitalizations

               6.1 (a) The Purchase Price for the Warrant Shares shall be subject to adjustment from time to time as follows:

                      (i) (A) Upon each issuance (or deemed issuance pursuant to Section 6.1(a)(i)(E) hereof) by the Company of any Additional Stock (after the Issuance Date and prior to the completion of an initial public offering of the Company's Common Stock), without consideration or for an Effective Price per share less than the Purchase Price in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then the Purchase Price for the Warrant Shares in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to a price equal to the Effective Price per share pursuant to such issuance or deemed issuance of Additional Stock.

                      (B) No adjustment of the Purchase Price for the Warrant Shares shall be made in an amount less than one-half of one cent ($0.005) per share. No adjustment of the Purchase Price of the Warrant Shares pursuant to this Section 6.1(a)(i) shall have the effect of increasing such Purchase Price of the Warrant Shares above the Purchase Price in effect immediately prior to such adjustment.

                      (C) In the case of the issuance of securities of the Company for cash, the amount of consideration received by the Company for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof

                      (D) In the case of the issuance of securities of the Company for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration as determined in good faith by the Company's Board of Directors, irrespective of any accounting treatment thereof.

                      (E) In the case of the issuance (on or after the Issuance Date and prior to the completion of an initial public offering of the Company's Common Stock) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 6.1(a)(i) and 6.1(a)(ii):

                             (1) With respect to Options to purchase Common
Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 6.1(a)(i)(C) and Section 6.1(a)(i)(D) hereof), if any, received by the Company for such Options plus the minimum exercise price provided in such Options for the Common Stock covered thereby.

                             (2) With respect to Convertible Securities and
Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion of or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Section 6.1(a)(i)(C) and
Section 6.1(a)(i)(D) hereof).

                             (3) In the event of any change in the number of
shares of Common Stock deliverable, or in the consideration payable to the Company, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Purchase Price of the Warrant Share, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities,

                             (4) Upon the expiration or termination of any such
Options or any such rights to convert or exchange Convertible Securities, the Purchase Price of the Warrant Shares, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that are actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                             (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Section 6.1(a)(i)(E)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 6.1(a)(i)(E)(3) or (4) hereof.

                             (6) The adjustment provisions of this Section
6.1(a)(i) shall be of no further force and effect for any issuances or deemed issuances of Additional Stock following the completion of an initial public offering of the Company's Common Stock.

                      (ii)(A) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 6.1(a)(i)(E) hereof) by the Company after the Issuance Date other than:

                             (1) Common Stock issued pursuant to a transaction
described in Section 6.1(a)(iii) hereof,

                             (2) Up to 2,277,435 shares (or such higher number
as has been approved by the holders of the Company's Series A Preferred Stock) of Common Stock issuable or issued to employees, officers, directors or consultants of the Company directly or pursuant to a stock option plan or stock purchase plan or any stock option grant, stock purchase agreement or other agreement, in each case approved by the Board of Directors,

                             (3) Common Stock issued or issuable upon conversion
of shares of the Company's Series A Preferred Stock;

                             (4) Any Common Stock issued or issuable upon
exercise of any Options outstanding on or prior to the Issuance Date;

                             (5) Common Stock issued or issuable upon exercise
(in whole or in part) of any of the warrants to purchase Common Stock of the Company outstanding on or prior to the Issuance Date.

                             (6) Common Stock issued or issuable upon exercise
(in whole or in part) of any of the shares of the Company's Series B Convertible Preferred Stock; or

                             (7) Common Stock issued or issuable upon exercise
of any of the Warrants.

                      (B) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

                      (C) "Effective Price" of shares of Additional Stock shall mean the quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Company, into (ii) the consideration received, by the Company under Section 6.1 for the issuance of such shares of Additional Stock.

                      (D) "Issuance Date" shall mean the date on which the Warrants are first issued.

                      (E) "Options" shall mean the rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                      (iii) In the event the Company at any time or from time to time after the Issuance Date fixes a record date for the effectuation of a split or subdivision of the outstanding stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder of the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution. split or subdivision if no record date is fixed), the Purchase Price of the Warrant Shares shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the aggregate numbers of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 6.1(a)(1)(E) hereof

                      (iv) If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Purchase Price for the Warrant Shares shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

               (b) Upon each adjustment of the Purchase Price pursuant to this
Section 6.1, the number of Warrant Shares purchasable upon exercise of each Warrant shall be the number derived by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

               (c) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6.1 and in the taking of all such action (including the reduction of par value of the Common Stock or the Warrant Shares) as may be necessary or appropriate in order to protect the rights of the Holders.

               6.2 Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

               6.3 In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

                      (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Stock); or

                      (b) the Company shall offer for subscription to the
               holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

                      (c) the Company shall declare any stock split, stock
               dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

                      (d) the Company shall declare a dividend, other than a
               dividend payable in shares of the Company's own Common Stock; or

                      (e) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to the Holder, not less than 20 days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if 20 days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action, if any (to the extent such effect may be known at the date of such notice), on the Purchase Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants.

               6.4 If at any time or from time to time there shall be a reorganization or recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in
Section 3 of the Second Amended and Restated Certificate of Incorporation of the Company), then, as a condition of such reorganization or recapitalization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise or conversion of the Warrants the number of shares of stock or other securities or property of the Company or otherwise, to which a Holder of Common Stock deliverable upon exercise or conversion would have been entitled on such reorganization or recapitalization. In any such case, appropriate adjustment shall be made, in the good faith determination of the Board, in the application of the provisions of this Section 6.4 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 6.4 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon exercise or conversion of the Warrants) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

        7.     Conversion Rights

               7.1. In lieu of exercise of any of the Warrants as provided in
Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of Warrants to be so converted and (b) the excess, if any, of (i) the Market Price per share on the business day next preceding the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price per share on the business day next preceding the date of conversion.

               7.2. The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any of the Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or such number thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

               7.3. "Market Price," as used with reference to any share of stock on any specified date, shall mean:

                      (i) if such stock is listed and registered on any national securities exchange or traded on The Nasdaq Stock Market ("Nasdaq"), (A) the last reported sale price on such exchange or Nasdaq of such stock on the business day immediately preceding the date of conversion, or (B) if there shall have been no such reported sale price of such stock on the business day immediately preceding the date of conversion, the average of the last reported sale price on such exchange or on Nasdaq on (x) the day next preceding the date of conversion for which there was a reported sale price and (y) the day next succeeding the date of conversion for which there was a reported sale price; or

                      (ii) if such stock is not at the time listed on any such
               exchange or traded on Nasdaq but is traded on the over-the-counter market as reported by the National Quotation Bureau or other comparable service, (A) the average of the closing bid and asked prices for such stock on the business day immediately preceding the date of conversion, or (B) if there shall have been no such reported bid and asked prices for such stock on the business day immediately preceding the date of conversion, the average of the last bid and asked prices on (x) the day next preceding the date of conversion for which such information is available and (y) the day next succeeding the date of conversion for which such information is available; or

                      (iii) if clauses (i) and (ii) above are not applicable,
               the fair value per share of such stock as determined in good faith and on a reasonable basis by the Board of Directors of the Company and if requested, set forth in a certificate delivered to the holder of this Warrant upon the conversion hereof.

        8.     Voluntary Adjustment by the Company

               The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

        9.     Registration Rights

               The Warrant Shares shall constitute Registrable Securities, as such term is defined in that certain Stock Purchase Agreement, dated as of January 8, 1998, as amended, among the Company, the Holder and the other parties thereto, and shall be entitled to all of the rights and subject to all of the obligations relating to Registrable Securities thereunder.

               The Holder agrees that any certificate representing Warrant Shares will have a restrictive legend thereon stating that the Warrant Shares cannot be transferred except in compliance with the Securities Act of 1933, as amended, any applicable state securities laws.

        10.    Restrictions on Transferability

               The Warrants and the Warrant Shares shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 10, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant or any Warrant Shares. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 10.

               10.1. Restrictive Legend. (a) Except as otherwise provided in this Section 10, each certificate for Warrant Shares initially issued upon the exercise of this Warrant and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form (each such Warrant Share being referred to herein as a share of "Restricted Common Stock"):

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in that certain Warrant Certificate dated March 18, 1999, originally issued by Women First HealthCare, Inc. No transfer of the shares represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of said Warrant is on file with the Secretary of Women First HealthCare, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant Certificate."

                      (b) Except as otherwise provided in this Section 10, each
               Warrant shall be stamped or otherwise imprinted with a legend in substantially the form set forth at the top of the first page of this Warrant Certificate.

               10.2. Notice of Proposed Transfers; Requests for Registration. Prior to any transfer or other disposition of any Warrant or share of Restricted Common Stock or any interest therein that would constitute a sale thereof within the meaning of the Securities Act, the Holder thereof shall give ten days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such transfer describing the manner and circumstances of the proposed transfer, and obtain from counsel to such Holder, who shall be reasonably satisfactory to Company, an opinion that the proposed transfer of such Warrants or Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, Company shall, within five days thereof, notify the Holder of such Warrants or such Restricted Common Stock as to whether such opinion is reasonably satisfactory and, if so, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 10.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 10.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from Company under this
Section 10.2 that such opinion is reasonably satisfactory.

               10.3. Termination of Restrictions Notwithstanding the foregoing provisions of Section 10, the restrictions imposed by this Section upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 10.1 shall terminate as to any particular Warrant or share of Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.

        11.    Governing Law

               This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles thereof.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 18th day of March, 1999.


                                             WOMEN FIRST HEALTHCARE, INC.



                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:

[SEAL]


Attest:



-----------------------------------
Name:
Title:

                                                                       EXHIBIT A


                          WOMEN FIRST HEALTHCARE, INC.

                               NOTICE OF EXERCISE

               The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _____________ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.





                                             -----------------------------------
                                             Name of Holder



                                             -----------------------------------
                                             Signature


                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------



                                   Exhibit A

                                                                       EXHIBIT B


                          WOMEN FIRST HEALTHCARE, INC.

                              NOTICE OF CONVERSION

               The undersigned hereby irrevocably elects to convert, pursuant to
Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

               The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.





                                             -----------------------------------
                                             Name of Holder



                                             -----------------------------------
                                             Signature


                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------



                                   Exhibit B